UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2012

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive NE, Hutchinson, Minnesota		55350
(Address of Principal Executive Offices)		(Zip Code)

(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 24, 2012, Hutchinson Technology Incorporated (the “Company”) and Wells Fargo Bank, N.A. (the “Rights Agent”) entered into a Second Amendment to Rights Agreement (the “Second Amendment”), relating to the Rights Agreement, dated as of July 29, 2010, between the Company and the Rights Agent, as it was amended by the First Amendment to Rights Agreement, dated as of May 6, 2011 (the “Rights Agreement”).

The Second Amendment provides that, in connection with the common share purchase rights of the Company, no person or group shall become an Acquiring Person (as defined in the Rights Agreement) solely as a result of holding unexercised warrants to purchase common stock of the Company issued in connection with that certain rights offering announced by the Company on February 6, 2012.

A copy of the Second Amendment is incorporated by reference herein. This summary description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment.

Item 3.03.	Material Modification to Rights of Security Holders.

The information required by this item is included in Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Second Amendment to Rights Agreement, dated as of February 24, 2012, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent (incorporated herein by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on February 24, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: February 24, 2012	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
4.1	Second Amendment to Rights Agreement, dated as of February 24, 2012, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent.	Incorporated by Reference